UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 23, 2006

Date of report (Date of earliest event reported)

BUCA, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-25721	41-1802364
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Nicollet Mall, Suite 5003 Minneapolis, Minnesota	55403
(Address of Principal Executive Offices)	(Zip Code)

Telephone Number: (612) 225-3400

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously announced, in late 2005 the board of directors of BUCA, Inc. (the “Company”) authorized the Company to explore strategic alternatives for Vinny T’s of Boston, including the potential sale of some or all of its 11 Vinny T’s of Boston restaurants or the conversion of some or all of the restaurants to Buca di Beppo restaurants. As part of that process, the Company’s board of directors engaged an investment banker to assist the Company in a proposed sale of the Vinny T’s of Boston restaurants and Vinny T’s of Boston’s financial results and long-lived assets were classified as discontinued operations and assets held for sale in the Company’s financial statements.

Based upon the indications of interest received by the Company to date from prospective buyers, on May 23, 2006 the Company’s board of directors determined to continue to explore strategic alternatives but to focus on the potential conversion of some or all of the Vinny T’s of Boston restaurants to Buca di Beppo restaurants.

As a result, the Company expects to no longer classify Vinny T’s of Boston as discontinued operations or assets held for sale. In connection with this process, the Company will review the assets associated with Vinny T’s of Boston for further impairments. In addition, the Company expects its second fiscal quarter results to include the aggregate depreciation expense for the Vinny T’s of Boston restaurants for the period that Vinny T’s of Boston was classified as discontinued operations. The statements contained in this paragraph are forward-looking statements. The actual accounting treatment and its impacts could differ materially from those described and are subject to final review by the Company’s accounting staff and concurrence by the Company’s auditors.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2006	BUCA, INC.
(Registrant)

	By	/s/ Richard G. Erstad
Richard G. Erstad
General Counsel and Secretary